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                                                                      EXHIBIT 99

     FOR IMMEDIATE RELEASE

                    LIBERTY DIGITAL SUBSIDIARY DMX MUSIC and
                           AEI MUSIC NETWORK TO MERGE

               New Company to Establish Leading Global Presence in
                     Delivering Music to Business and Homes

LOS ANGELES (SEPTEMBER 25, 2000) - Liberty Digital Inc. (Nasdaq: LDIG) announced today that its subsidiary DMX MUSIC, Inc. and AEI Music Network Inc. (AEI) intend to merge to create an international, multi-media, e-business, music entertainment company. By combining the assets of both companies, the new company will be a leader in delivering multiple channels of professionally-programmed, commercial-free music to homes and businesses around the world via the Internet, satellite, and broadband networks.

Under the merger agreement, which is expected to be finalized by December 31, 2000, Liberty Digital will own a majority of the newly formed company, with AEI Music shareholders holding the rest of the company. Closing is conditioned upon receiving the necessary consents and government approvals, financing commitments for ongoing operations of the business and cash payments to AEI Music shareholders, as well as other customary closing conditions.

A new Board of Directors will be established, consisting of 3 directors appointed by DMX MUSIC and 2 directors appointed by AEI Music. DMX MUSIC and AEI Music management teams will be combined to run the new company. Michael J. Malone, Chairman and CEO of AEI Music, will become Chairman of the Board and Lon Troxel, President and CEO of DMX MUSIC, will become President and Chief Operating Officer of the new entity. A CEO of the new company will be named at a later date.

"This merger will create a new, dynamic and growth-oriented company strategically positioned to deliver music programming to homes and businesses around the world," stated Lee Masters, President & CEO of Liberty Digital. "The combination of Michael Malone, an icon in the business music industry, and his global vision with DMX MUSIC's pioneering digital and Internet technologies will establish a company primed for significant market impact."


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"Twenty-nine years ago AEI Music started an industry, not just a company. The merging of DMX MUSIC and AEI Music is just as exciting," states Michael J. Malone. "The opportunities in technology and the use and enjoyment of music are greater today than they have ever been in our history. The natural fit of the two companies' cultures, distribution resources and developed technologies make this a natural merging of interests. Our mutual customers, future customers and employees should all benefit from this effort. I could not be more pleased."

Both companies currently have a strong business presence in the U.S. In addition to music programming, both companies provide targeted imaging and video entertainment, and sound system design and installation. The merger combines their collaborative assets within the national and local domestic commercial markets.

The merger will also combine AEI Music's global commercial presence with DMX MUSIC's global residential presence and is poised to become an international powerhouse. AEI Music currently has a strong international presence with office locations in Europe, Australia, and Latin America through AEI Music Latin America, its joint venture with Cisneros Television Group and recently announced a strategic partnership with SKY Television to pioneer the first satellite music system available to businesses in New Zealand. In addition to its DMX MUSIC affiliations with Corus Entertainment in Canada, Sky Latin America and Multi Choice in South Africa, Liberty Digital recently announced a partnership with United Pan-Europe Communications N.V. (UPC) where each company is a 50 percent owner of Xtra Music Limited. Xtra Music distributes 80 channels of DMX MUSIC programming to 25 European countries. In addition, UPC, Europe's largest private cable operator, will offer multiple channels of DMX MUSIC programming via Xtra Music as part of its launch of digital cable services.

ABOUT DMX MUSIC

DMX MUSIC, a wholly-owned subsidiary of Liberty Digital, Inc., is a global leader in digital music by distributing more than 100 unique, satellite-delivered programs of non-stop music and over 400 unique digital music mixes via its proprietary on-premise technologies for personalized in-store play. The company distributes its DMX MUSIC service to more than 5 million homes and 72,000 businesses around the world, with a worldwide daily listening audience of approximately 40 million. DMX MUSIC is available via direct broadcast satellite, cable, DVD, compact disc-interactive, the Lycos Radio networks and DMX Axis(TM) - an innovative, digital audio and video delivery system that combines the power of the Internet with the latest IBM e-business systems and Microsoft software platforms. DMX MUSIC commercial customers include Nine West, Bloomingdale's, Saks Fifth Avenue, Coach Leather, Pacific Sunwear, Macy's and Brinker International Restaurants, including Chili's, Macaroni Grill and Cozymel's. For more information about DMX MUSIC, access the company's web site at www.dmxmusic.com.


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ABOUT AEI MUSIC

AEI Music Network, Inc., operating in more than 50 countries, is the leading provider of custom music and imaging content for businesses worldwide. AEI Music reaches more than 120,000 businesses around the globe, and over 1.5 million homes throughout Latin America. The company is headquartered in Seattle, Washington, with offices throughout the United States and internationally in Australia, Germany, Holland and the United Kingdom. AEI Music delivers the power of music and imaging via proprietary direct broadcast satellite, on-premise compact disc, tape and ProFusion(TM) Digital - a revolution in business entertainment that fuses the simplicity of broadcast and the flexibility of a CD player in a single platform solution. With 29 years of experience and one of the world's largest digital music and video libraries, AEI Music creates professional, demographically-targeted programming and branded music compilations for over 120,000 clients in the fashion, specialty retail, hospitality and airline industries. Some of today's most powerful brands partner with AEI Music, including The Limited stores, Pottery Barn, Tommy Hilfiger, Abercrombie & Fitch, Rainforest Cafe, Red Lobster, Olive Garden, Nordstrom, bebe and Pier 1 Imports. For more information about AEI Music, access the company's web site at www.aeimusic.com.

ABOUT LIBERTY DIGITAL, INC.

Liberty Digital, Inc. is a diversified new media company with interests in interactive television technology and Internet e-commerce and content businesses. Liberty Digital also owns and operates a subscription music business that provides continuous, commercial free music programming to homes and businesses. Liberty Digital's Series A Common Stock is traded on the Nasdaq National Market under the symbol LDIG.

This press release contains forward-looking statements that involve risk and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words "anticipate," "believe," "estimate" "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, achievements, plans and objectives to differ materially from any future results, performance, achievements, plans and objectives expressed or implied by these forward-looking statements. Such risks, uncertainties and other factors include those described in Liberty Digital's most recent Registration Statement on Form S-3 and Annual Report on Form 10-K.

CONTACTS FOR LIBERTY DIGITAL, INC.:         CONTACT FOR AEI MUSIC NETWORK, INC.
Jeff Majtyka (majtyka@braincomm.com)        Mark Firmani (mark@firmani.com)
Ryan Barr (barr@braincomm.com)              Firmani & Associates
Brainerd Communications, Inc.               (206) 443-9357
(212) 986-6667